                                                                EXHIBIT 99.7



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Hardee's Food Systems, Inc.

     We have audited the accompanying combined balance sheets as of December 31, 1996 and 1995 of Hardee's Food Systems, Inc. (the "Company"), as defined in Note 1, consisting of the Restaurant and Equipment Divisions, to be acquired by CKE Restaurants, Inc. ("CKE"), and the related combined statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared to present the financial position and related results of operations and cash flows of the Company, which is to be acquired by CKE, and may not necessarily reflect the financial position, results of operations and cash flows of the Company that might have resulted had they operated as a stand-alone company.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996 and 1995 and its results of operations and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 121 in 1996.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina
January 17, 1997, except for Note 20,
as to which the date is April 27, 1997

                          HARDEE'S FOOD SYSTEMS, INC.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                          1995         1996
                                                                                        --------     --------
CURRENT ASSETS:
  Cash and cash equivalents...........................................................  $ 26,112     $     --
  Receivables.........................................................................    27,897       22,277
  Federal and state income taxes receivable...........................................    18,225       11,237
  Inventories.........................................................................    13,936       10,906
  Prepaid expenses and other current assets...........................................     2,957        3,016
  Deferred income taxes...............................................................    18,561           --
                                                                                        --------     --------
         Total current assets.........................................................   107,688       47,436
                                                                                        --------     --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land................................................................................   118,067       93,065
  Buildings, including improvements to leased properties..............................   402,915      388,757
  Equipment, vehicles and fixtures....................................................   239,415      240,145
  Construction in progress............................................................     2,828        1,722
  Leased property under capital leases................................................    12,615       10,518
                                                                                        --------     --------
                                                                                         775,840      734,207
  Less accumulated depreciation and amortization......................................   345,729      336,883
                                                                                        --------     --------
         Total property, plant and equipment, net.....................................   430,111      397,324
                                                                                        --------     --------
OTHER ASSETS:
  Notes receivable due after one year.................................................    13,412       10,607
  Intangible assets...................................................................       323          299
  Deferred charges....................................................................     1,138          627
  Deferred income taxes...............................................................    23,511       34,306
  Other...............................................................................       486           21
                                                                                        --------     --------
         Total other assets...........................................................    38,870       45,860
                                                                                        --------     --------
TOTAL ASSETS..........................................................................  $576,669     $490,620
                                                                                        ========     ========
                                    LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Bank overdraft......................................................................  $     --     $  5,359
  Short-term borrowings...............................................................        --       10,000
  Trade accounts payable..............................................................     7,778       10,317
  Trade accounts payable -- affiliate.................................................     6,708        5,851
  Other accounts payable and accrued expenses.........................................    90,909       75,956
  Deferred income.....................................................................     2,448        1,569
  Current maturities of long-term debt................................................       114           46
  Current maturities of obligations under capital leases..............................       730          606
  Deferred income taxes...............................................................        --        1,166
                                                                                        --------     --------
         Total current liabilities....................................................   108,687      110,870
                                                                                        --------     --------
POSTRETIREMENT BENEFITS...............................................................    16,910       20,440
                                                                                        --------     --------
ESTIMATED FUTURE COST OF EXCESS PROPERTIES............................................    14,738       21,403
                                                                                        --------     --------
LONG-TERM DEBT TO PARENT..............................................................   131,777           --
                                                                                        --------     --------
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES..........................................     1,690        1,709
                                                                                        --------     --------
OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING CURRENT MATURITIES........................     7,006        6,124
                                                                                        --------     --------
DEFERRED CREDITS -- OTHER.............................................................     6,959        6,018
                                                                                        --------     --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock of no par value.
  Authorized 10,000,000 shares;
    155 and 225 shares issued at stated value of $.50 per share in 1995 and 1996,
    respectively......................................................................         1            1
  Additional paid-in capital..........................................................   253,583      316,596
  Retained earnings...................................................................    35,318        7,459
                                                                                        --------     --------
         Total Shareholder's Equity...................................................   288,902      324,056
                                                                                        --------     --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............................................  $576,669     $490,620
                                                                                        ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                               1994         1995         1996
                                                             --------     --------     --------
REVENUES:
  Company-operated restaurants.............................  $711,979     $702,693     $706,391
  Franchised and licensed restaurants and other............   126,662      118,137       99,653
                                                             --------     --------     --------
     Total revenues........................................   838,641      820,830      806,044
                                                             --------     --------     --------

OPERATING COSTS AND EXPENSES:
  Restaurant operations:
     Food and packaging....................................   234,251      240,074      238,359
     Payroll and other employee benefits...................   234,596      255,942      264,195
     Occupancy and other operating expenses................   174,982      185,829      175,892
                                                             --------     --------     --------
                                                              643,829      681,845      678,446
  Franchised and licensed restaurants and other............    34,010       35,451       34,174
  Advertising expenses.....................................    35,744       43,734       44,075
  General and administrative expenses......................    56,766       74,912       79,735
                                                             --------     --------     --------
          Total operating costs and expenses...............   770,349      835,942      836,430
                                                             --------     --------     --------
OPERATING INCOME (LOSS)....................................    68,292      (15,112)     (30,386)
INTEREST EXPENSE...........................................    12,155       13,985        6,981
OTHER EXPENSES (INCOME), NET...............................       500          500       (9,508)
                                                             --------     --------     --------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY LOSS...    55,637      (29,597)     (27,859)
INCOME TAX EXPENSE (BENEFIT)...............................    22,255      (11,839)          --
                                                             --------     --------     --------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM....................    33,382      (17,758)     (27,859)
EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT OF DEBT, NET OF
  INCOME TAX BENEFIT OF $4,097.............................    (6,146)          --           --
                                                             --------     --------     --------
NET INCOME (LOSS)..........................................  $ 27,236     $(17,758)    $(27,859)
                                                             ========     ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                               1994         1995         1996
                                                             --------     --------     --------
COMMON STOCK AT BEGINNING AND END OF YEAR..................  $      1     $      1     $      1
ADDITIONAL PAID-IN CAPITAL:
  Amount at beginning of year..............................   142,074      153,583      253,583
  Capital contributions....................................    11,509      100,000       63,013
                                                             --------     --------     --------
          Amount at end of year............................   153,583      253,583      316,596
                                                             --------     --------     --------
RETAINED EARNINGS:
  Amount at beginning of year..............................    56,009       63,076       35,318
  Net income (loss)........................................    27,236      (17,758)     (27,859)
  Dividends paid...........................................   (20,169)     (10,000)          --
                                                             --------     --------     --------
          Amount at end of year............................    63,076       35,318        7,459
                                                             --------     --------     --------
TOTAL SHAREHOLDER'S EQUITY.................................  $216,660     $288,902     $324,056
                                                             ========     ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                      1994          1995          1996
                                                                    ---------     ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (loss)...............................................  $  27,236     $ (17,758)    $ (27,859)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation (including amortization of leased property under
      capital leases).............................................     43,044        43,939        49,400
     Amortization of intangible assets............................        200           251           180
     Loss (gain) on disposition of property, plant and
      equipment...................................................      1,939         4,376          (222)
     Provision for postretirement benefits........................        642         1,331         3,530
     Amortization of gain on sale of real estate..................     (1,995)         (886)         (941)
     Provision (benefit) for (from) excess properties expense.....     (2,018)       (3,204)        6,665
     Provision (benefit) for (from) deferred income taxes.........     (1,867)        7,172         8,932
     Provision for bad debts......................................      6,986        16,575         6,800
     Loss on early extinguishment of debt.........................     10,243            --            --
     Changes in assets and liabilities:
       Receivables................................................      4,124       (17,573)        4,266
       Inventories................................................      1,381         1,167         3,030
       Prepaid expenses and other current assets..................        215           230           (59)
       Trade accounts payable.....................................     (6,418)       (2,531)        1,682
       Other accounts payable and accrued expenses................      1,300         7,456        (2,790)
       Federal and state income taxes.............................      8,479       (19,276)        6,988
       Deferred income............................................        237        (1,632)         (879)
                                                                    ---------     ---------     ---------
     Net cash provided by operating activities....................     93,728        19,637        58,723
                                                                    ---------     ---------     ---------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Purchases of property, plant and equipment......................    (32,720)      (83,550)      (68,262)
  Proceeds from disposition of property, plant and equipment......     42,093         2,177        42,019
  Decrease in intangibles and other assets........................        127           335           820
  Issuance of notes receivable....................................    (24,479)         (932)       (7,298)
  Collection on notes receivable and direct financing leases......     14,987         2,597         2,346
  Purchase of investment..........................................     (4,000)           --            --
  Purchase of joint venture, net of cash acquired.................    (20,400)           --            --
                                                                    ---------     ---------     ---------
     Net cash used in investing activities........................    (24,392)      (79,373)      (30,375)
                                                                    ---------     ---------     ---------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Repayment of long-term debt.....................................     (6,978)           (3)          (49)
  Proceeds from short-term borrowings.............................      5,934            --        10,000
  Repayment of short-term borrowings..............................         --        (5,934)           --
  Proceeds (repayment) of notes payable to parent.................     95,213        24,144      (181,777)
  Bank overdrafts.................................................         --            --         5,359
  Repayment of obligations under capital leases...................       (928)       (1,515)       (1,006)
  Repurchase of long-term debt....................................   (155,161)           --            --
  Net transfers from (to) parent..................................    (20,169)       40,000       113,013
                                                                    ---------     ---------     ---------
     Net cash provided by (used in) financing activities..........    (82,089)       56,692       (54,460)
                                                                    ---------     ---------     ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS.........................    (12,753)       (3,044)      (26,112)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR....................     41,909        29,156        26,112
                                                                    ---------     ---------     ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR..........................  $  29,156     $  26,112     $      --
                                                                    =========     =========     =========
                         See Accompanying Notes to Combined Financial Statements

                          HARDEE'S FOOD SYSTEMS, INC.

                 COMBINED STATEMENTS OF CASH FLOWS (CONCLUDED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                      1994          1995          1996
                                                                    ---------     ---------     ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest (net of capitalized amount).........................  $  16,919     $  18,479     $  13,657
     Income taxes.................................................     10,274        10,440         2,938
  Purchase of joint venture, net of cash acquired:
     Working capital, other than cash.............................  $    (712)    $      --     $      --
     Property, plant and equipment................................   (101,541)           --            --
     Long-term debt...............................................     80,855            --            --
     Noncurrent liabilities.......................................        998            --            --
                                                                    ---------     ---------     ---------
          Net cash used to acquire joint venture..................  $ (20,400)    $      --     $      --
                                                                    =========     =========     =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Exchange of accounts receivable for notes receivable............  $      --     $      --     $     377
  Property, plant and equipment, net has been written down against
     a provision for impairment of long-lived assets..............  $      --     $      --     $  12,163
  In conjunction with the acquisition/sale of restaurants to franchisees, the Company exchanged notes receivable in the
     amount of....................................................  $   1,717     $     151     $   2,311
  In conjunction with the sale of restaurants to a third party, the Company recorded the following losses against a reserve in other accounts payable:
     Property, plant and equipment................................  $  16,831     $      --     $      --
     Intangible assets............................................      2,054            --            --
  In conjunction with the contribution of joint venture interest by the parent company, the Company received or reclassed the following assets and liabilities:
     Working capital..............................................  $  (1,328)    $      --     $      --
     Property, plant and equipment................................    (82,432)           --            --
     Investment in joint venture..................................        250            --            --
     Other assets.................................................     (1,066)           --            --
     Long-term debt...............................................     72,337            --            --
     Noncurrent liabilities.......................................        730            --            --
     Additional paid-in capital...................................     11,509            --            --
  In conjunction with the sale of 20 shares of Hardee's common stock to Imasco Holdings, the Company received a note which is included as a reduction in long-term debt in the amount
     of...........................................................  $      --     $  50,000     $      --
  The following amounts have been recorded against a reserve in other accounts payable:
     Receivables..................................................  $      --     $  18,489     $      --
     Inventories..................................................         --          (377)           --
     Prepaid expenses and other current assets....................         --           (49)           --
     Property, plant and equipment, net...........................         --        (9,442)           --
     Equity investment............................................         --         4,000            --
     Other accounts payable and accrued expenses..................         --        14,053            --
  The Company reduced the basis in the fixed assets acquired through a sale and leaseback real estate transaction by the
     related unamortized deferred gain............................  $  45,472     $      --     $      --

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The combined financial statements include the accounts of Hardee's Food Systems, Inc. (the "Company") a North Carolina Corporation and wholly-owned subsidiary of Imasco Holdings, Inc. ("Imasco Holdings"), a Delaware Corporation. Imasco Holdings is a wholly-owned subsidiary of Imasco Limited, a Canadian Corporation.

     The accounts of Hardee's Food Systems, Inc. include the Restaurant and Equipment Divisions, however, they do not include the accounts of Fast Food Merchandisers, Inc. ("FFM") and MRO Mid-Atlantic ("MRO"), two directly owned subsidiaries.

     The common stock of Hardee's Food Systems, Inc. will be sold to CKE Restaurants, Inc. under a stock purchase agreement dated April 27, 1997. See
Note 20. FMM and MRO will be spun off to Imasco Holdings or one of its affiliates.

     The Restaurant Division operates a system of approximately 3,200 company and franchise quick-service restaurants under the Hardee's trademark in 37 states and 10 foreign countries. The Equipment Division is engaged in the business of selling equipment and small wares to Hardee's and other restaurant businesses.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventories. Inventories are carried at the lower of cost (first-in, first-out) or replacement market.

     Property, Plant and Equipment. Property, plant and equipment ("PP&E") are stated at cost, except for PP&E that have been impaired, for which the carrying amount is reduced to estimated fair value. For financial reporting purposes, depreciation is provided on a straight-line basis. Various accelerated methods are used for income tax reporting. Estimated useful lives are as follows:

            Restaurant buildings..........................  25 years primarily
            Building upgrades and leasehold
              improvements................................  3 to 10 years
            Restaurant equipment and signs................  3 to 7 years
            Furniture, fixtures and other equipment.......  3 to 7 years
            Office and warehouse buildings................  20 to 40 years
            Leased property under capital leases and
              leasehold improvements......................  Lesser of useful life of asset or term of lease

     Interest costs for construction projects are capitalized during the construction period by applying current interest rates paid by the Company to the amount of funds expended on a daily basis until the project is completed. Expenses incurred in locating sites for new restaurants and supervising construction of new and remodeled restaurant buildings are capitalized and included in the cost of the related assets.

     Leases. Leases which meet certain criteria are designated as capital leases and are recorded as if the Company had acquired the related assets through debt financing. The assets are classified on the balance sheets as "Leased property under capital leases" and the related liabilities as "Obligations under capital leases." This accounting method results in the recording of interest expense and depreciation rather than rental expense for such leases for financial reporting purposes. This accounting method is not utilized for income tax purposes. The land element of the Company's capital leases and other leases which do not meet the criteria of capital leases are classified as operating leases; accordingly, the rental expense related to the land element and other leases is recorded in the period in which such rental expense occurs.

     The Company leases some restaurant locations and equipment to others and treats those which meet the requirements for capitalization as direct financing or sales-type leases.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Amortization of Intangible Assets. Intangible assets are amortized straight-line over forty years or less.

     Pre-operating Expenses. Pre-operating expenses of new restaurants are charged to expense as incurred.

     Federal and State Income Taxes. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes.

     License Fee Income. The Company's current standard initial license fee for license holders as of December 31, 1995 is $15,000. For first time license holders subsequent to December 31, 1995, the current standard initial license fee is $35,000 for the first restaurant and $30,000 thereafter. The license agreement requires a monthly service fee equal to 3 1/2% of gross sales for the first five years of operations and 4% thereafter. Licenses currently are granted for initial terms of 20 years. Initial license fee income is recognized when the licensed restaurant opens. The Company is generally obligated to provide site selection counseling, building and equipment plans and specifications, training, preopening and operating assistance, advertising and marketing assistance, continual individual and group counseling, accounting forms and an operating manual.

     Excess Properties. At the time decisions are made to close restaurants, earnings are charged and a provision is established, subject to periodic review and adjustment, for asset disposal costs and for estimated future expenditures for rents, real estate taxes and other occupancy costs, net of estimated sublease income and other recoveries from the properties. Such amounts are recorded at the present value of the future payments.

     Retirement Plans. Prior to January 1, 1995, the Company and its subsidiaries had defined benefit pension plans covering employees between the ages of 21 and 70 with at least 1,000 hours of service annually. Employees were eligible to participate in the plans after one year of service and became vested after five years of service. There were no contributions by employees.

     Effective December 31, 1994, the Company curtailed its qualified defined benefit pension plans and implemented a 401(k) defined contribution plan on January 1, 1995.

     On January 1, 1995, the Company amended and restated its qualified after-tax savings plan and implemented a 401(k) defined contribution Retirement Savings Plan ("RSP"). The plan obtained its latest determination letter on February 2, 1996, in which the Internal Revenue Service stated that the plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The RSP covers non-highly compensated employees that have reached age 21 with at least one year of service. Restaurant hourly employees are not eligible to participate in the RSP.

     Effective January 3, 1995, the Company also amended its non-qualified savings plan and implemented the Management Savings Plan ("MSP"), a non-qualified deferred annuity arrangement for its highly compensated employees. Both the RSP and the MSP permit voluntary employee contributions and provide for service-related matching and profit-sharing contributions by the Company.

     The Company has a non-qualified defined benefit pension plan for officers. The plan is unfunded. The officer must have five years of credited service and five years as an officer to receive full benefits.

     Postemployment Benefits. Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Post-employment Benefits," requires employers who provide benefits to former or inactive employees after employment but before retirement to recognize the liability for these benefits on an accrual basis rather than as paid. Such benefits provided by the Company are immaterial and do not require any additional accruals.

     Postretirement Benefits Other Than Pensions. The Company provides an unfunded retiree medical benefit plan for substantially all employees (except restaurant hourly employees) who retire on or after age 55

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

with at least 5 years of service. The retiree pays the actual costs of the plan with a Company subsidy provided for retirees with 10 or more years of credited service. The dollar amount of this subsidy will be capped in 2003.

     Accounting Changes. The Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in the fourth quarter of 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Pervasiveness of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Statement of Cash Flows. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Reclassifications. Certain prior year amounts have been reclassified to conform with 1996 presentations.

NOTE 3 -- IMPAIRMENT OF LONG-LIVED ASSETS

     As noted above, the Company adopted SFAS 121 in 1996 for purposes of determining and measuring impairment of certain long-lived assets to be held and used in the business. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. SFAS 121 stipulates that when evaluating and measuring impairment, assets shall be grouped at the lowest level for which there are identifiable, largely independent cash flows. The Company has identified the appropriate grouping of assets to be designated market areas for the restaurant division. Factors leading to impairment were a combination of historical losses and anticipated future losses. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, an estimate of fair value is based on the best information available, including prices for similar assets or the results of valuation techniques.

     Adoption of SFAS 121 resulted in a non-cash pre-tax charge of $12.2 million related to restaurants located in designated market areas for which a forecast of undiscounted future operating cash flows is less than their carrying value. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly from such estimates.

NOTE 4 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and Cash Equivalents

     The carrying amount approximates fair value because of the short maturity of those instruments.

  Notes Receivable

     The fair value of notes receivable is estimated by discounting their future cash flows using an interest rate being used in current transactions, reduced by an estimate of doubtful accounts. The carrying value of notes receivable, net of allowance for doubtful accounts, approximates the estimated fair market value.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

  Long-Term Debt

     The carrying amount approximates fair value because the debt is primarily with related parties and rates paid are based on market rates negotiated annually.

NOTE 5 -- RECEIVABLES

     Receivables consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995        1996
                                                               -------     -------
            Trade accounts...................................  $23,093     $28,539
            Notes............................................   26,918      23,183
            Other accounts...................................   12,420       9,022
                                                               -------     -------
                      Total..................................   62,431      60,744
            Less allowance for doubtful accounts.............   21,122      27,860
                                                               -------     -------
                      Receivables, net.......................  $41,309     $32,884
                                                               =======     =======

     The receivables are presented in the balance sheets as follows:

            Current assets...................................  $27,897     $22,277
                                                               =======     =======
            Other assets.....................................  $13,412     $10,607
                                                               =======     =======

NOTE 6 -- INVENTORIES

     Inventories consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995        1996
                                                               -------     -------
            Restaurant inventories...........................  $ 7,110     $ 6,182
            Equipment for sale...............................    6,563       4,382
            Supplies and promotional items...................      263         342
                                                               -------     -------
                      Total inventories......................  $13,936     $10,906
                                                               =======     =======

NOTE 7 -- DEFERRED CREDITS -- OTHER AND SALE AND LEASEBACK OF RESTAURANTS

     In 1988, the Company entered into a real estate transaction in which the commercial real property and improvements of 279 of its restaurants were contributed to a joint venture formed by the Company and an unrelated third party and subsequently leased back for a period of 15 years. In 1988, the Company sold 98% of its 50% interest in the joint venture to an affiliated company. On April 6, 1994, the Company exercised its buyout option pursuant to the joint venture agreement and purchased 96% of the unrelated third party interest in the joint venture for a cash consideration of approximately $19.6 million. On April 7, 1994, the joint venture liquidated the third party's remaining 2% interest for approximately $817,000. Prior to the buyout on April 6, 1994, the Company accounted for its investment in the joint venture under the equity method. Its share of joint venture earnings for the year ended December 31, 1994 was $9,000.

     Also in 1988, the Company entered into a real estate transaction in which it sold commercial real property and improvements of 101 restaurant locations to an unaffiliated third party and leased the properties back for a period of fifteen and one-half years. The lease is being accounted for as an operating lease.

     The gain that the Company realized on both of the above real estate transactions was deferred and classified in the accompanying balance sheets as Deferred Credits -- Other. At the date of the joint venture buyout, the basis in the fixed assets acquired was reduced by the related unamortized deferred gain of

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

$45,472,000. The gain on the sale of the 101 restaurant locations is being amortized over the life of the lease which expires in June 2004.

     The remaining lease transaction contains certain covenants which requires maintenance of a minimum amount of shareholder's equity and a minimum amount of combined shareholder's equity and affiliated indebtedness. The Company is in compliance with these covenants as of December 31, 1996.

NOTE 8 -- PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment, at cost, consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                 1995       1996
                                                               --------   --------
            Land.............................................  $116,188   $ 92,171
            Buildings and leasehold improvements.............   394,156    381,291
            Restaurant equipment.............................   119,178    122,662
            Other equipment and signs........................    93,011     89,386
            Automotive and aircraft..........................     3,493      3,493
            Furniture, fixtures and other....................    23,493     24,471
            Construction in progress.........................     2,828      1,722
            Capital leases...................................    12,615     10,518
            Leased to licensees and others:
              Land...........................................     1,879        894
              Buildings and leasehold improvements...........     8,759      7,466
              Equipment and signs............................       240        133
                                                               --------   --------
                      Total..................................  $775,840   $734,207
                                                               ========   ========

NOTE 9 -- INTANGIBLE ASSETS AND DEFERRED CHARGES

     Intangible assets and deferred charges are stated at cost, net of accumulated amortization of $816,000 and $3,149,000 at December 31, 1995 and 1996, respectively.

NOTE 10 -- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Other accounts payable and accrued expenses consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995        1996
                                                               -------     -------
            Salaries and wages...............................  $ 8,459     $ 5,630
            Rent.............................................   12,220      12,447
            Taxes, other than income.........................   12,184      11,439
            Insurance........................................   28,273      28,604
            Savings plan contributions.......................    5,516       4,332
            Utilities........................................    2,048       2,167
            Other............................................   22,209      11,337
                                                               -------     -------
                      Total..................................  $90,909     $75,956
                                                               =======     =======

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

NOTE 11 -- LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1995 and 1996 (in thousands):

                                                                     1995        1996
                                                                   --------     ------
        Unsecured credit facility with Imasco Finance LLC
          (formerly Imasco B.V.).................................  $221,162     $   --
        Advances to Imasco Holdings..............................   (58,126)        --
        Advances from ITL........................................     4,132         --
        Advances to Genstar Land.................................    (8,680)        --
        Advances to Fast Food Merchandisers, Inc.................   (26,711)        --
        Other....................................................     1,804      1,755
                                                                   --------     ------
                                                                    133,581      1,755
        Less current maturities..................................       114         46
                                                                   --------     ------
        Portion payable after one year...........................  $133,467     $1,709
                                                                   ========     ======

     The aggregate principal maturities of other long-term debt are as follows (in thousands):

                1997..............................................    $   46
                1998..............................................       176
                1999..............................................        30
                2000..............................................        30
                2001 and thereafter...............................     1,473

     At December 31, 1996, the Company had an unsecured credit facility with Imasco Finance, LLC for an amount of $750 million. The ten-year facility expires December 31, 2004, and is to be used by the Company as needed. Interest is negotiated annually with the average rates being 8.4%, 8.5%, and 8.5% for the years ended December 31, 1994, 1995, and 1996, respectively.

     In 1994, the Company had various credit facilities with Imasco B.V. (Amsterdam and Luxembourg Branches), a Netherlands corporation and wholly-owned subsidiary of Imasco Limited. On January 2, 1995, Imasco B.V. sold the Company's existing outstanding credit facility (in the aggregate amount of $511 million) to Imasco Finance, LLC.

     The Company advances and borrows funds to and from Imasco Holdings and subsidiaries of Imasco Limited at negotiated rates. The Company considers Imasco Limited's subsidiaries as one group for financing purposes.

     In 1994, the Company purchased at a premium $138.3 million of its 10.5% mortgage notes. The purchase resulted in an extraordinary charge of $9.8 million. On January 5, 1995, the Company purchased at a premium its remaining 10.5% mortgage notes. The purchase resulted in an extraordinary charge of approximately $350,000 for which a reserve was established in December 1994.

     The Company has a line of credit with a commercial bank for an amount of $15 million of which $0 and $10 million was utilized at December 31, 1995 and 1996, respectively.

NOTE 12 -- LEASES

     The Company is a party to a number of noncancelable lease agreements primarily involving restaurant land and buildings expiring on various dates through 2018. The leases generally have initial terms of 10 to 25 years with renewal options ranging from one five-year period to four five-year periods and provide for

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

minimum rents or a rent based on a percentage of sales, whichever is greater. The Company is also responsible for executory costs.

     The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of December 31, 1996 (in thousands):

                                                      CAPITAL    OPERATING
                                                      -------   -----------
                                                       REAL        REAL
                            PERIODS                   ESTATE      ESTATE       TOTAL
            ----------------------------------------  -------   -----------   --------
            1997....................................  $ 1,617    $  41,723    $ 43,340
            1998....................................    1,524       37,454      38,978
            1999....................................    1,468       32,851      34,319
            2000....................................    1,434       27,560      28,994
            2001....................................    1,406       24,177      25,583
            2002 and thereafter.....................    5,355       77,852      83,207
                                                      -------     --------    --------
            Total minimum lease payments............   12,804    $ 241,617    $254,421
                                                                  ========    ========
            Less amount representing interest.......    6,074
                                                      -------
            Total obligations under capital
              leases................................    6,730
            Less current maturities of obligations
              under capital leases..................      606
                                                      -------
            Obligations under capital leases payable
              after one year........................  $ 6,124
                                                      =======

     The Company is contingently liable on leases which have been assigned to unaffiliated companies with aggregate minimum annual rentals of $1,072,000 expiring in various years through 2011.

     The following is a schedule of future minimum rentals receivable under operating leases and subleases at December 31, 1996 (in thousands):

                                      PERIODS
                ---------------------------------------------------
                1997...............................................  $ 6,597
                1998...............................................    6,264
                1999...............................................    5,666
                2000...............................................    4,914
                2001...............................................    4,260
                2002 and thereafter................................   29,463
                                                                     -------
                Total minimum rentals receivable...................  $57,164
                                                                     =======

     Rent expense entering into the determination of net earnings follows (in thousands):

                                                                  YEAR ENDED DECEMBER 31
                                                               ----------------------------
                                                                1994       1995      1996
                                                               -------   --------   -------
    Minimum rent on operating leases.........................  $37,101   $ 29,821   $30,225
    Contingent rent based on sales for:
      Capital leases.........................................      309        265       142
      Operating leases.......................................    4,579      3,629     3,862
    Rent income from subleases...............................  (13,972)   (12,288)   (8,901)
    Transportation equipment rent............................    2,021      1,866     1,980
                                                               -------   --------   -------
    Net rent expense.........................................  $30,038   $ 23,293   $27,308
                                                               =======   ========   =======

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

NOTE 13 -- RESTAURANTS IN OPERATION

     The following table sets forth the total number of restaurants in operation at December 31, 1994, 1995, and 1996:

                                                                  1994      1995      1996
                                                                  -----     -----     -----
    Hardee's Company............................................    805       864       808
    Hardee's Franchise..........................................  2,711     2,600     2,417
                                                                  -----     -----     -----
      Total.....................................................  3,516     3,464     3,225
                                                                  =====     =====     =====

NOTE 14 -- RETIREMENT AND SAVINGS PLANS

     Effective December 31, 1994, the Company curtailed its qualified defined benefit pension plans and implemented a qualified defined contribution plan beginning January 1, 1995. As a result of the curtailment of the defined benefit plan, the Company realized a gain of $7.0 million.

     The Company's funding policy for its qualified defined benefit plans is to contribute amounts determined in accordance with the minimum contribution requirements of the Internal Revenue Service regulations. The Company made a cash contribution of $712,000 for the plan year ended December 31, 1994 and $984,000 for the plan year ended December 31, 1995, and will make no cash contributions for the plan year ended December 31, 1996.

     Additionally, the Company funds non-qualified defined benefit plan benefits on a current basis. These cash contributions were $1,048,000 in 1994, $1,029,000 in 1995 and $1,077,000 in 1996.

     The net periodic pension (benefit) cost for 1994, 1995, and 1996 includes the following components (in thousands):

                                                                YEAR ENDED DECEMBER 31
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
    Curtailment gain......................................  $(7,046)    $    --     $    --
    Service cost -- benefits earned during the period.....    2,622         192         386
    Interest cost on projected benefit obligation.........    4,310       3,694       3,885
    Actual return on assets...............................   (3,414)     (3,646)     (3,179)
    Amortization of prior service cost....................      129         157         157
    Amortization of (gains) losses........................       86        (516)        162
    Amortization of unrecognized net asset at January 1,
      1985................................................     (407)       (407)       (407)
                                                            -------     -------     -------
    Net periodic pension (benefit) cost...................  $(3,720)    $  (526)    $ 1,004
                                                            =======     =======     =======

     The net periodic pension (benefit) cost was determined for the Company's fiscal year using the pension plan year of January 1 through December 31. The plans' funded status was determined as of December 31, 1995 and 1996 using the following assumptions:

                                                                           1995       1996
                                                                           ----       ----
    Discount rates.......................................................  7.75%      7.75%
    Rates of increase in compensation levels.............................  4.75%      4.75%
    Expected long-term rate of return on assets..........................  7.75%      7.75%

     The discount rates are interest rates at which it is estimated that the obligations of the plans could be settled through purchase of annuities as of the dates shown.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     The following table sets forth the plans' funded status and the amounts recognized in the Company's combined balance sheets at December 31, 1995 and 1996 (in thousands).

                                                        1995                              1996
                                            -----------------------------     -----------------------------
                                                           NON-QUALIFIED                     NON-QUALIFIED
                                            QUALIFIED         UNFUNDED        QUALIFIED         UNFUNDED
                                              PLANS            PLANS            PLANS            PLANS
                                            ----------     --------------     ----------     --------------
Actuarial present value of benefit
  obligations:
  Vested benefit obligation...............   $ (34,439)       $(11,738)        $ (37,922)       $(11,622)
                                              ========        ========          ========        ========
  Accumulated benefit obligation..........   $ (35,472)       $(11,797)        $ (38,936)       $(11,699)
                                              ========        ========          ========        ========
Projected benefit obligation..............   $ (35,472)       $(14,053)        $ (38,936)       $(13,404)
Plan assets at fair value.................      44,848              --            48,199              --
                                              --------        --------          --------        --------
Projected benefit obligation less plan
  assets..................................       9,376         (14,053)            9,263         (13,404)
Unrecognized net (gain) loss..............      (2,998)          1,124            (3,900)            (46)
Prior service (benefit) cost not yet
  recognized in net periodic pension
  cost....................................          12           1,408                11           1,272
Unrecognized net (asset) obligation at
  January 1, 1985.........................      (2,019)            357            (1,544)            289
Additional minimum liability..............          --            (633)               --              --
                                              --------        --------          --------        --------
Pension asset (liability) recognized in
  the combined balance sheets.............   $   4,371        $(11,797)        $   3,830        $(11,889)
                                              ========        ========          ========        ========

     Prior to January 1, 1995, the Company had a qualified savings plan which provided for basic and supplemental employee contributions and for the Company to match up to 25% of the employee's basic contributions not to exceed 6% of the employee's earnings. Prior to January 3, 1995, the Company had a non-qualified savings plan in which it matched up to 30% of the employee's basic contributions. The expense to the Company for the savings plans was approximately $1,686,000 for the year ended December 31, 1994.

     The RSP permits voluntary employee contributions on a pre-tax or after-tax basis, and provides for the Company to match from 25%-60%, depending upon years of service, of the first 6% of the employee's contributions. The MSP permits voluntary employee contributions on an after-tax basis and provides for the Company to match from 31.25%-75% of the first 6% of the employee's contributions. The RSP and MSP provide for profit-sharing contributions from 2%-6% and 2.5%-7.5%, respectively, of the employee's earnings, based on years of service. The expense to the Company for the RSP and MSP was approximately $6,162,000 and $4,224,000 for the years ended December 31, 1995 and 1996, respectively.

NOTE 15 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides an unfunded retiree medical benefit plan for substantially all employees (except restaurant hourly employees) who retire on or after age 55 with at least 5 years of service. The retiree pays the actual costs of the plan with a Company subsidy provided for retirees with 10 or more years of credited service. The dollar amount of this subsidy will be capped in 2003.

     The total postretirement benefit cost for 1994, 1995, and 1996 includes the following components (in thousands):

                                                                    1994     1995     1996
                                                                    ----     ----     ----
    Service cost -- benefits attributed to service during the
      period......................................................  $170     $114     $112
    Interest cost on accumulated postretirement benefit
      obligation..................................................   258      222      208
    Amortization of (gains) losses................................     2      (42)     (49)
                                                                    ----     ----     ----
    Net periodic postretirement benefit cost......................  $430     $294     $271
                                                                    ====     ====     ====

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     The following sets forth the components of the accumulated postretirement benefit obligation of the plan and the amounts recognized in the Company's combined balance sheets at December 31, 1995 and 1996 (in thousands):

                                                                        1995        1996
                                                                       -------     -------
    Accumulated postretirement benefit obligation:
      Fully eligible active plan participants........................  $   (96)    $   (82)
      Other active participants......................................   (1,794)     (1,608)
      Retirees.......................................................   (1,425)     (1,249)
                                                                       -------     -------
              Total..................................................   (3,315)     (2,939)
    Unrecognized net gain............................................     (831)     (1,477)
                                                                       -------     -------
    Postretirement benefit obligation recognized in the combined
      balance sheets.................................................  $(4,146)    $(4,416)
                                                                       =======     =======

     The assumed health care cost trend rates used to measure the expected cost of benefits was 12.5% for the current year decreasing 0.5% per year to an ultimate rate of 7% due to capping the Company subsidy at that time.

     The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996, by $540,000 and would increase the service and cost components of net periodic postretirement benefit cost for 1996 by $53,000.

     The weighted-average assumed discount rate used to measure the accumulated postretirement benefit obligation for the years 1995 and 1996 was 7.75%.

NOTE 16 -- FEDERAL AND STATE INCOME TAXES

     The provision (benefit) for income taxes consists of the following for the years ended December 31, 1994, 1995, and 1996 (in thousands):

                                                            1994         1995        1996
                                                           -------     --------     -------
    Current:
      Federal............................................  $22,382     $(18,311)    $(9,478)
      State and local....................................    1,740         (700)        546
                                                           -------     --------     -------
         Total...........................................   24,122      (19,011)     (8,932)
                                                           -------     --------     -------
    Deferred:
      Federal............................................   (1,634)       6,275       7,816
      State and local....................................     (233)         897       1,116
                                                           -------     --------     -------
         Total...........................................   (1,867)       7,172       8,932
                                                           -------     --------     -------
    Provision (benefit) before extraordinary item........   22,255      (11,839)         --
    Benefit of extraordinary item........................   (4,097)          --          --
                                                           -------     --------     -------
    Provision (benefit) for income taxes.................  $18,158     $(11,839)    $    --
                                                           =======     ========     =======

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1995 and 1996 are as follows (in thousands):

                                                                       1995         1996
                                                                     --------     --------
    Current deferred tax assets (liabilities):
      Receivables..................................................  $  4,486     $  7,141
      Inventories..................................................       180          255
      Accrued expenses.............................................     9,301       12,449
      Closed store reserve.........................................    12,906       16,945
      Other........................................................       652      (16,610)
      Valuation allowance..........................................    (8,964)     (21,346)
                                                                     --------     --------
              Total current deferred tax assets....................    18,561       (1,166)
                                                                     --------     --------
    Noncurrent deferred tax assets (liabilities):
      Depreciation.................................................    18,246       15,273
      Receivables..................................................     3,930        3,810
      Deferred gain -- real estate.................................   (12,115)     (12,538)
      Estimated future cost of excess properties...................    10,756           --
      Postretirement benefits......................................     7,599        7,754
      Credit carryforward..........................................        --        9,858
      AMT carryforward.............................................        --        6,539
      Other........................................................      (141)      20,135
      Valuation allowance..........................................    (4,764)     (16,525)
                                                                     --------     --------
              Total noncurrent deferred tax assets.................    23,511       34,306
                                                                     --------     --------
    Net deferred tax assets........................................  $ 42,072     $ 33,140
                                                                     ========     ========

     The credit carryforwards are principally comprised of targeted jobs tax credits and other credits of $9.9 million which expire from 2005 through 2007 and alternative minimum tax credits of $6.5 million which have indefinite carryover periods.

     A valuation allowance has been recognized, based on the weight of available evidence, as it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     A reconciliation of the provision for income taxes to income tax expense (benefit) computed by applying the statutory federal income tax rate to pre-tax earnings, is as follows:

                                                 1994                 1995                1996
                                            ---------------     ----------------     ---------------
Statutory federal income tax..............  $ 19,473   35.0%    $(10,359)   35.0%    $(9,751)   35.0%
Creditable minimum tax....................        --     --           --      --       1,583    (5.7)
State and local income taxes, net of
  federal income tax benefits.............     2,782    5.0       (1,480)    5.0      (1,393)    5.0
Valuation reserve.........................        --     --       13,728   (46.3)     24,143   (86.6)
Other permanent differences and
  miscellaneous...........................        --     --      (13,728)   46.3     (14,582)   52.3
                                                       ----
                                                          -
                                            --------            --------   -----     -------    ----
Provision (benefit) before extraordinary
  item and accounting change..............  $ 22,255   40.0%    $(11,839)   40.0%    $    --      --%
                                            ========   =====    ========   =====     =======    ====

     The Company is a wholly-owned subsidiary of Imasco Holdings and is included in its consolidated federal income tax returns. Imasco Holdings allocates income tax expense or benefit as if the Company were filing separate federal income tax returns. The amount of federal income taxes due to (from) Imasco Holdings for 1994, 1995, and 1996 was $6,177,000, ($12,614,000), and ($14,188,000),
respectively.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     The Internal Revenue Service is currently examining Imasco Holdings' 1993 and 1994 income tax returns. As of December 31, 1996, no adjustments have been assessed. The Company believes that it has made adequate provision for income taxes that may become payable with respect to this examination.

NOTE 17 -- LITIGATION

     In the ordinary course of its business the Company is a party to a number of legal proceedings as a plaintiff or defendant; however, management does not believe that the ultimate disposition of any or all of these proceedings will have a material effect on the financial statements of the Company.

NOTE 18 -- COMMITMENTS AND CONTINGENCIES

     At December 31, 1996, the Company had outstanding capital commitments of approximately $23,720,000.

NOTE 19 -- RELATED PARTY TRANSACTIONS

     In addition to the Company, the following companies are controlled directly or indirectly by Imasco Limited:
           Imasco Finance, LLC ("Imasco LLC")
           ITL (USA) Limited ("ITL")
           Genstar Land Company ("Genstar Land")

     During the years ended December 31, 1994, 1995, and 1996, the Company had the following transactions with affiliates (in thousands):

                                                        1994        1995         1996
                                                       -------     -------     --------
        Payment of management fee to Imasco
          Holdings...................................  $   500     $   500     $    860
        Receipt of management fee from FFM...........       --          --      (10,368)
        Payment of interest to Imasco Holdings.......      112         389          205
        Payment of interest to Imasco LLC............   13,902      15,757       11,337
        Payment of interest to ITL...................      729         839          515
        Receipt of interest from Genstar Land........     (931)       (840)      (2,619)
        Receipt of interest from FFM.................   (4,332)     (3,654)      (2,725)

     On December 18, 1995, the Company issued 20 shares of its no par value, $.50 per share stated value common stock to Imasco Holdings in exchange for $50,000,000 cash and a $50,000,000 note. The note was paid on March 1, 1996. On April 19, 1996, the Company issued 30 shares of its no par value, $.50 per share stated value common stock to Imasco Holdings in exchange for $100,000,000. On October 16, 1996, the Company issued an additional 40 shares of its no par value, $.50 per share stated value common stock to Imasco Holdings in exchange for $100,000,000. A return of capital of $136,987 has been offset against the 1996 capital contributions.

NOTE 20 -- SUBSEQUENT EVENTS

     On March 19, 1997, Flagstar Enterprises, Inc. ("Flagstar"), which operates approximately 580 Hardee's restaurants, commenced an arbitration proceeding against Hardee's pursuant to provisions of its license agreements. The Demand for Arbitration, which contains six claims, (i) alleges that Hardee's has breached certain contractual, fiduciary, and statutory duties allegedly owed to Flagstar, (ii) seeks a declaration relieving Flagstar from its obligations under the post-termination covenants against competition contained in its license agreements, and (iii) seeks an award of monetary damages in excess of $500 million (subject to trebling

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

pursuant to the statutory claim). The proceeding is in its early stages. Based on currently available information, Hardee's believes that these claims are without merit and intends to defend against them vigorously. Therefore, no estimate of any possible loss to Hardee's can be made at this time.

     On April 27, 1997, an agreement was reached for the sale of the Company to CKE Restaurants, Inc. ("CKE"). FFM, a wholly owned subsidiary of the Company engaged in the food processing and distribution business and MRO, are not included in the transaction. The purchase price is $327 million, subject to post-closing adjustments. Up to $50 million of the consideration may be in the form of a CKE convertible note. The transaction is subject to certain conditions, including the completion of an equity issue by CKE and is expected to close within the third quarter of 1997.

NOTE 21 -- SUPPLEMENTAL INFORMATION

     The following results of operations for the three years ended December 31, 1996 represent the continuing operations of Hardee's Food Systems, Inc. after the sale to CKE Restaurants, Inc. as discussed in Note 1. Included are the results for the 808 restaurants open and operating as of December 31, 1996, the franchising operations and the Equipment Division.

                                                                        (THOUSANDS)
                                                             ----------------------------------
                                                               1994         1995         1996
                                                             --------     --------     --------
REVENUES:
  Company-operated restaurants.............................  $593,391     $596,593     $645,409
  Franchised and licensed restaurant and other.............   126,757      118,137       99,653
                                                             --------     --------     --------
          Total revenues...................................   720,148      714,730      745,062
                                                             --------     --------     --------
OPERATING COSTS AND EXPENSES:
  Restaurant operations:
     Food and packaging....................................   192,971      204,125      219,559
     Payroll and other employee benefits...................   190,907      213,302      237,604
     Occupancy and other operating expenses................   124,934      134,241      154,415
                                                             --------     --------     --------
                                                              508,812      551,668      611,578
  Franchised and licensed restaurants and other............    34,010       35,451       35,175
  Advertising expenses.....................................    28,985       33,121       36,396
  General and administrative expenses......................    56,766       74,912       79,735
                                                             --------     --------     --------
          Total operating costs and expenses...............   628,573      695,152      762,884
                                                             --------     --------     --------
OPERATING INCOME (LOSS)....................................  $ 91,575     $ 19,578     $(17,822)
                                                             ========     ========     ========
Number of Units............................................       692          733          808

     Total general and administrative expenses for each year have been included in operating results with no allocation to non-operating units.

                          HARDEE'S FOOD SYSTEMS, INC.

                            COMBINED BALANCE SHEETS
                      DECEMBER 31, 1996 AND MARCH 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                        1996          1997
                                                                                      ---------     ---------
CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $      --     $   2,867
  Receivables.......................................................................     22,277        18,406
  Federal and state income taxes receivable.........................................     11,237        12,472
  Inventories.......................................................................     10,906        12,101
  Prepaid expenses and other current assets.........................................      3,016         3,058
                                                                                      ---------     ---------
    Total current assets............................................................     47,436        48,904
                                                                                      ---------     ---------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land..............................................................................     93,065        92,035
  Buildings, including improvements to leased properties............................    388,757       393,281
  Equipment, vehicles and fixtures..................................................    240,145       246,496
  Construction in progress..........................................................      1,722         1,629
  Leased property under capital leases..............................................     10,518        10,645
                                                                                      ---------     ---------
                                                                                        734,207       744,086
  Less accumulated depreciation and amortization....................................   (336,883)     (344,208)
                                                                                      ---------     ---------
    Total property, plant and equipment, net........................................    397,324       399,878
                                                                                      ---------     ---------
OTHER ASSETS:
  Notes receivable due after one year...............................................     10,607         8,733
  Intangible assets.................................................................        299           294
  Deferred charges..................................................................        627           595
  Deferred income taxes.............................................................     34,306        34,306
  Other.............................................................................         21           493
                                                                                      ---------     ---------
    Total other assets..............................................................     45,860        44,421
                                                                                      ---------     ---------
TOTAL ASSETS........................................................................  $ 490,620     $ 493,203
                                                                                      =========     =========
                                    LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Bank overdrafts...................................................................  $   5,359     $      --
  Short-term borrowings.............................................................     10,000         9,000
  Trade accounts payable............................................................     10,317        10,281
  Trade accounts payable -- affiliate...............................................      5,851         6,318
  Other accounts payable and accrued expenses.......................................     75,956        71,759
  Deferred income...................................................................      1,569         1,586
  Current maturities of long-term debt..............................................         46            66
  Current maturities of obligations under capital leases............................        606           561
  Deferred income taxes.............................................................      1,166         1,166
                                                                                      ---------     ---------
  Total current liabilities.........................................................    110,870       100,737
                                                                                      ---------     ---------
POSTRETIREMENT BENEFITS.............................................................     20,440        22,641
                                                                                      ---------     ---------
ESTIMATED FUTURE COST OF EXCESS PROPERTIES..........................................     21,403        21,403
                                                                                      ---------     ---------
LONG-TERM DEBT TO PARENT............................................................         --        19,721
                                                                                      ---------     ---------
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES........................................      1,709         1,684
                                                                                      ---------     ---------
OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING CURRENT MATURITIES......................      6,124         6,008
                                                                                      ---------     ---------
DEFERRED CREDITS -- OTHER...........................................................      6,018         5,975
                                                                                      ---------     ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock of no par value......................................................         --            --
  Authorized 10,000,000 shares; 155 and 225 shares issued at stated value of $.50
    per share in 1996 and 1997, respectively........................................          1             1
  Additional paid-in capital........................................................    316,596       316,596
  (Accumulated deficit) Retained earnings...........................................      7,459        (1,563)
                                                                                      ---------     ---------
    Total shareholder's equity......................................................    324,056       315,034
                                                                                      ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..........................................  $ 490,620     $ 493,203
                                                                                      =========     =========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           1996         1997
                                                                         --------     --------
REVENUES:
  Company-operated restaurants.........................................  $168,976     $151,019
  Franchised and licensed restaurants and other........................    23,712       22,070
                                                                         --------     --------
          Total revenues...............................................   192,688      173,089
                                                                         --------     --------

OPERATING COSTS AND EXPENSES:
  Restaurant operations:
     Food and packaging................................................    58,779       50,308
     Payroll and other employee benefits...............................    66,081       59,657
     Occupancy and other operating expenses............................    43,739       38,700
                                                                         --------     --------
                                                                          168,599      148,665

  Franchised and licensed restaurants and other........................     7,495        6,218
  Advertising expenses.................................................    10,215        9,095
  General and administrative expenses..................................    17,923       19,450
                                                                         --------     --------
          Total operating costs and expenses...........................   204,232      183,428
                                                                         --------     --------

OPERATING LOSS.........................................................   (11,544)     (10,339)

INTEREST EXPENSE.......................................................     2,932          823

OTHER EXPENSES (INCOME), NET...........................................       215       (2,140)
                                                                         --------     --------
LOSS BEFORE INCOME TAXES...............................................   (14,691)      (9,022)

INCOME TAX.............................................................        --           --
                                                                         --------     --------
NET LOSS...............................................................  $(14,691)    $ (9,022)
                                                                         ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           1996         1997
                                                                         --------     --------
COMMON STOCK AT BEGINNING AND END OF PERIOD............................  $      1     $      1
                                                                         --------     --------

ADDITIONAL PAID-IN CAPITAL:
  Amount at beginning of period........................................   253,583      316,596
  Capital contributions................................................    63,013           --
                                                                         --------     --------
     Amount at end of period...........................................   316,596      316,596
                                                                         --------     --------

(ACCUMULATED DEFICIT) RETAINED EARNINGS:
  Amount at beginning of period........................................    35,318        7,459
  Net loss.............................................................   (27,859)      (9,022)
                                                                         --------     --------
     Amount at end of period...........................................     7,459       (1,563)
                                                                         --------     --------

TOTAL SHAREHOLDER'S EQUITY.............................................  $324,056     $315,034
                                                                         ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
         FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 (CONTINUED)
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                     1996         1997
                                                                                   --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................................................  $(14,691)    $ (9,022)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Depreciation (including amortization of leased property under capital
     leases).....................................................................    12,094       11,947
    Amortization of intangible assets............................................        61           37
    Loss (gain) on disposition of property, plant and equipment..................       (83)       1,867
    Provision for postretirement benefits........................................     4,241        2,201
    Amortization of gain on sale of real estate..................................      (288)         (43)
    Provision for excess properties expense......................................     3,002           --
    Provision for deferred income taxes..........................................       666           --
    Provision for bad debts......................................................       272        1,704
    Changes in assets and liabilities:
      Receivables................................................................      (307)       3,890
      Inventories................................................................     1,151       (1,195)
      Prepaid expenses and other current assets..................................       428          (42)
      Trade accounts payable.....................................................     3,530          431
      Other accounts payable and accrued expenses................................     2,852       (4,197)
      Federal and state income taxes.............................................    (1,238)      (1,235)
      Deferred income............................................................     1,132           17
                                                                                   ---------    ---------
    Net cash provided by (used in) operating activities..........................    12,822        6,360
                                                                                   ---------    ---------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....................................   (13,918)     (20,807)
  Proceeds from disposition of property, plant and equipment.....................     3,655        4,778
  Increase in intangibles and other assets.......................................      (972)        (472)
  Issuance of notes receivable...................................................        --         (893)
  Collection on notes receivable and direct financing leases.....................     2,247          705
                                                                                   ---------    ---------
    Net cash used in investing activities........................................    (8,988)     (16,689)
                                                                                   ---------    ---------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Repayment of long-term debt....................................................       (13)          (5)
  Repayment of short-term borrowings.............................................        --       (1,000)
  Proceeds from notes payable to parent..........................................    17,919       19,721
  Bank overdrafts................................................................        --       (5,359)
  Repayment of obligations under capital leases..................................      (185)        (161)
                                                                                   ---------    ---------
    Net cash provided by financing activities....................................    17,721       13,196
                                                                                   ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................................    21,555        2,867
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...................................    26,112           --
                                                                                   ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........................................  $ 47,667     $  2,867
                                                                                   =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest (net of capitalized amount).........................................  $    (14)    $    326
    Income taxes (net of refunds)................................................    (6,094)       1,701
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    In conjunction with the acquisition/sale of restaurants to franchisees, the
     Company exchanged notes receivable in the amount of.........................  $     --     $    339
                                                                                   ---------    ---------

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                  (UNAUDITED)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The combined financial statements include the accounts of Hardee's Food Systems, Inc. (the "Company") a North Carolina Corporation and wholly-owned subsidiary of Imasco Holdings, Inc. ("Imasco Holdings"), a Delaware corporation. Imasco Holdings is a wholly-owned subsidiary of Imasco Limited, a Canadian Corporation.

     The accounts of Hardee's Food Systems, Inc. include the Restaurant and Equipment Divisions, however, they do not include the accounts of Fast Food Merchandisers, Inc. ("FFM") and MRO Mid-Atlantic, ("MRO") two directly owned subsidiaries.

     The common stock of Hardee's Food Systems, Inc. will be sold to CKE Restaurants, Inc. under a stock purchase agreement dated April 27, 1997 (See
Note 3). FFM and MRO will be spun off to Imasco Holdings or one of its affiliates.

     The Restaurant Division operates a system of approximately 3,200 company and franchise quick service restaurants under the Hardee's trademark in 37 states and 10 foreign countries. The Equipment Division is engaged in the business of selling equipment and small wares to Hardee's and other restaurant businesses.

NOTE 2 -- COMMITMENTS AND CONTINGENCIES

     On March 19, 1997, Flagstar Enterprises, Inc. ("Flagstar"), which operates approximately 580 Hardee's restaurants, commenced an arbitration proceeding against Hardee's pursuant to provisions of its license agreements. The Demand for Arbitration, which contains six claims, (i) alleges that Hardee's has breached certain contractual, fiduciary and statutory duties allegedly owed to Flagstar, (ii) seeks a declaration relieving Flagstar from its obligations under the post-termination covenants against competition contained in its license agreements, and (iii) seeks an award of monetary damages in excess of $500 million (subject to trebling pursuant to the statutory claim). The proceeding is in its early stages. Based on currently available information, Hardee's believes that these claims are without merit and intends to defend against them vigorously. Therefore, no estimate of any possible loss to Hardee's can be made at this time.

NOTE 3 -- SUBSEQUENT EVENTS

     On April 27, 1997, an agreement was reached for the sale of the Company to CKE Restaurants, Inc. ("CKE"). FFM, a wholly owned subsidiary of the Company engaged in the food processing and distribution business, and MRO are not included in the transaction. The purchase price is $327 million, subject to post-closing adjustments. Up to $50 million of the consideration may be in the form of a CKE convertible note. The transaction is subject to certain conditions, including the completion of an equity issue by CKE and is expected to close within the third quarter of 1997.

                          HARDEE'S FOOD SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                  (UNAUDITED)

NOTE 4 - SUPPLEMENTAL INFORMATION

     The following results of operations for the three months ended March 31, 1996 and 1997 represent the continuing operations of Hardee's Food Systems, Inc. after the sale to CKE Restaurants, Inc. as discussed in Note 1. Included are the results for the 788 restaurants open and operating as of March 31, 1997, the franchising operations and the Equipment Division.

                                                                          (THOUSANDS)
                                                                     ---------------------
                                                                       1996         1997
                                                                     --------     --------
    REVENUES:
      Company-operated restaurants.................................  $141,208     $150,075
      Franchised and licensed restaurants and other................    23,712       22,070
                                                                     --------     --------
              Total revenues.......................................   164,920      172,145
                                                                     --------     --------

    OPERATING COSTS AND EXPENSES:
      Restaurant operations:
         Food and packaging........................................    49,061       50,440
         Payroll and other employee benefits.......................    54,193       58,810
         Occupancy and other operating expenses....................    33,812       37,367
                                                                     --------     --------
                                                                      137,066      146,617

      Franchised and licensed restaurants and other................     7,495        6,218
      Advertising expenses.........................................     8,070        8,142
      General and administrative expenses..........................    17,923       19,450
                                                                     --------     --------
              Total operating costs and expenses...................   170,554      180,427
                                                                     --------     --------
    OPERATING LOSS.................................................  $ (5,634)    $ (8,282)
                                                                     ========     ========
    Number of Units................................................       730          788

     Total general and administrative expenses for each period have been included in operating results with no allocation to non-operating units.